UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010 (May 19, 2010)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1500 Corporate Drive
Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
     Mylan Inc. (the “Company”) entered into an indenture, dated as of May 19, 2010 (the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee, which governs the terms of the Company’s $550 million 7.625% Senior Notes due 2017 (the “2017 Notes”) and $700 million 7.875% Senior Notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Notes”) that were issued on the same date.
     The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are the Company’s senior unsecured obligations and are guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries.
     The 2017 Notes bear interest at a rate of 7.625% per year, accruing from May 19, 2010. Interest on the 2017 Notes is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2011. The 2017 Notes will mature on July 15, 2017, subject to earlier repurchase or redemption in accordance with the terms of the Indenture. The 2020 Notes bear interest at a rate of 7.875% per year, accruing from May 19, 2010. Interest on the 2020 Notes is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2011. The 2020 Notes will mature on July 15, 2020, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.
     The Company may redeem some or all of the 2017 Notes at any time prior to July 15, 2014, and some or all of the 2020 Notes at any time prior to July 15, 2015, in each case at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date and an applicable make-whole premium set forth in the Indenture. On or after July 15, 2014 in the case of the 2017 Notes, and on or after July 15, 2015 in the case of the 2020 Notes, the Company may redeem some or all of the Notes of such series at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to July 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of either series of Notes at a specified redemption price set forth in the Indenture with the net cash proceeds of certain equity offerings. If the Company experiences certain change of control events, it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.
     The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to incur indebtedness or issue certain preferred equity; enter into sale-leaseback transactions; pay dividends, redeem stock or make other distributions or restricted payments; make certain investments; agree to payment restrictions on the Company’s subsidiaries; sell or otherwise transfer or dispose of assets, including equity interests of the Company’s subsidiaries; enter into transactions with affiliates; create liens; designate subsidiaries as unrestricted subsidiaries; and consolidate, merge or sell substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications, including the fall away or revision of certain of these covenants as they relate to a series of Notes upon such series receiving investment grade credit ratings.

     The Company is using $1.0 billion of the net proceeds of the Notes offering to prepay a portion of the U.S. dollar-denominated Tranche B Term Loans under its senior secured credit facility, thereby reducing senior secured leverage and extending the maturity profile of its outstanding indebtedness, and the remainder for general corporate purposes. The weighted average interest rate applicable to the borrowings being repaid, after giving effect to any interest rate hedging, was 5.6% as of March 31, 2010.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, and the Notes, the forms of which are contained in Exhibit 4.1, all of which are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 with respect to the Notes is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On May 19, 2010, the Company issued a press release announcing the completion of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 19, 2010, among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 7.625% Senior Note due 2017 (included in Exhibit 4.1).

4.3	Form of 7.875% Senior Note due 2020 (included in Exhibit 4.1).

99.1	Press Release of Mylan Inc., dated May 19, 2010.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: May 19, 2010	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated May 19, 2010, among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 7.625% Senior Note due 2017 (included in Exhibit 4.1).

4.3	Form of 7.875% Senior Note due 2020 (included in Exhibit 4.1).

99.1	Press Release of Mylan Inc., dated May 19, 2010.